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
                                                     EXHIBIT 11.1
                                                     ------------

                                STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

                                                       Basic         Diluted
                                                  EPS number      EPS number           Net       Basic        Diluted
                                                   of shares       of shares        Income         EPS            EPS
                                                  -------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 1998                  2,304,430      2,475,907     $  622,245      $ 0.27         $ 0.25
THREE MONTHS ENDED MARCH 31, 1999                  2,374,104      2,537,089     $  737,783      $ 0.31         $ 0.29

THREE MONTHS ENDED MARCH 31, 1998                      Basic                       Diluted
                                                   ---------                    ----------
Average Shares Outstanding                         2,304,430                     2,304,430
Options - Plan 1                                                     83,122
Average Option Price                                             $     5.48
Total Exercise Cost                                              $  455,509
Shares Repurchased                                                   19,388
Net Shares from Option - Plan 1                                                     63,734
Options - Plan 2                                                     73,889
Average Option Price                                             $     7.64
Total Exercise Cost                                              $  564,512
Shares Repurchased                                                   24,027
Net Shares from Option - Plan 2                                                     49,862
Options - Plan 3                                                    184,656
Average Option Price                                             $    16.13
Total Exercise Cost                                              $2,978,501
Shares Repurchased                                                  126,775
Net Shares from Option - Plan 3                                                     57,881
                                                   ---------                    ----------
Gross Shares                                       2,304,430                     2,475,907
Price                                                            $    23.49

THREE MONTHS ENDED MARCH 31, 1999                      Basic                       Diluted
                                                   ---------                    ----------
Average Shares Outstanding                         2,374,104                     2,374,104
Options - Plan 1                                                     15,019
Average Option Price                                             $     6.79
Total Exercise Cost                                              $  101,979
Shares Repurchased                                                    3,082
Net Shares from Option - Plan 1                                                     11,937
Options - Plan 2                                                     73,000
Average Option Price                                             $     7.64
Total Exercise Cost                                              $  557,720
Shares Repurchased                                                   16,855
Net Shares from Option - Plan 2                                                     56,145
Options - Plan 3                                                    184,317
Average Option Price                                             $    16.71
Total Exercise Cost                                              $3,079,937
Shares Repurchased                                                   93,078
Net Shares from Option - Plan 3                                                     91,239
Options - Plan EFA Non-Qualified                                     27,944
Average Option Price                                             $    30.18
Total Exercise Cost                                              $  843,350
Shares Repurchased                                                   25,487
Net Shares from Option EFA Non-Qualified                                             2,437
Options - Moneta                                                     12,915
Average Option Price                                             $    30.00
Total Exercise Cost                                              $  387,450
Shares Repurchased                                                   11,709
Net Shares from Option - Moneta                                                      1,206
                                                   ---------                    ----------
Gross Shares                                       2,374,104                     2,537,089
Price                                                            $    33.09
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